Exhibit 10.39

LOAN NO. 20048551001

INDEMNITY AND GUARANTY AGREEMENT

THIS INDEMNITY AND GUARANTY AGREEMENT (this “Agreement”), made as of August     , 2004, by XM Satellite Radio Holdings Inc., a Delaware Corporation, having an address at 1500 Eckington Place, NE, Washington D.C. 20002 (“Indemnitor”) in favor of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation, having an address at 4 World Financial Center, 16th Floor, New York, New York 10080 Attention: Commercial Mortgage Financing (“Lender”). All capitalized terms used but not defined herein shall have the meaning set forth in the Mortgage (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Lender is the current holder of a Secured Promissory Note (the “Original Note”) made by Borrower on or about August 24, 2001 to Fremont Investment & Loan and evidencing a loan in the original principal amount of $29,000,000.00 (the “Original Loan”);

WHEREAS, Lender and Borrower are, as of the date hereof, amending and restating the Original Note to reflect a revised loan in the amount of THIRTY THREE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($33,300,000.00) (the “Loan”) evidenced by an Amended and Restated Secured Promissory Note (the “Note”) dated the date hereof, and secured by, among other things, the amended and restated deed of trust, security agreement, assignment of rents and fixture filing (the “Mortgage”) dated the date hereof, in the amount of the Loan, given by Borrower for the benefit of Lender and encumbering certain property commonly known as 1500 Eckington Place, Washington, D.C. (the “Property”). All capitalized terms not defined herein shall have the same meanings set forth in the Mortgage;

WHEREAS, in connection with the revised Loan, Lender has required that Indemnitor indemnify Lender from and against and guarantee payment to Lender of those items for which Borrower is personally liable and for which Lender has recourse against Borrower under the terms of the Note and the Mortgage; and

WHEREAS, Indemnitor is an Affiliate of Borrower and will derive substantial economic benefit from Lender making the Loan to Borrower and therefore agrees to provide such indemnification;

NOW, THEREFORE, to induce Lender to extend the Loan to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby covenants and agrees for the benefit of Lender, as follows:

1. Indemnity and Guaranty. Indemnitor hereby assumes liability for, guarantees payment to Lender of, agrees to pay, protect, defend and save Lender harmless and indemnifies Lender from and against, any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements), causes of action, suits, claims, demands and judgments paid, imposed upon Lender or to which Lender may be subject (collectively, “Costs”) as a result of the:

(i)	misappropriating by Borrower or any Affiliate of Borrower of any proceeds of insurance policies or condemnation awards in connection with the Property;

(ii)	misappropriating by Borrower or any Affiliate of Borrower of any Rents, security deposits or other refundable deposits paid to or held by or on behalf of Lender;

(iii)	Rents, issues, profits and revenues of all or any portion of the Property received after the occurrence and during the continuation of any Event of Default under the Loan Documents, which are not applied to pay, first (a) real estate taxes and other charges then due and which, if unpaid, could result in liens superior to that of the Mortgage and (b) premiums on insurance policies then due, second, the other ordinary and necessary expenses of owning and operating the Security Property which are then due and, third, sums due Lender under the Loan Documents;

(iv)	Borrower or any Affiliate of Borrower receiving of any Rent or other payments under Leases more than one month in advance;

(v)	committing of material physical waste, arson or material physical damage to the Property as a result of intentional misconduct or gross negligence of Borrower or any Affiliate;

(vi)	removing of any Equipment or other Property in violation of the Mortgage or other Loan Documents by Borrower or any Affiliate;

(vii)	committing of fraud or making of any material misrepresentation in connection with the Loan or the ownership, use, operation or management of the Property by Borrower, any Affiliate of Borrower, Indemnitor, any applicant for the Loan or any employee of Borrower authorized or apparently authorized to make representations on behalf of Borrower or bind Borrower;

(viii)	failure to pay any taxes, fees or charges (including, without limitation, fines, penalties and/or interest) in connection with the recording of the Deed of Trust, assignment of leases and rents or and/or other recorded or filed Loan Documents;

(ix)	transferring or encumbering of the Property in violation of Article VIII of the Mortgage; or failing to maintain the existence of Borrower as a Special-Purpose Entity or otherwise failing to comply with Article XII of the Mortgage (other than the first sentence of Section 12.1(f) thereof and other than Section 12.1(k) thereof); and/or

(x)	the breach of any representation, warranty or covenant or indemnification provision in the Environmental Indemnity executed by Borrower or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document.

This is a guaranty of payment and performance and not of collection. The liability of Indemnitor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower, any indemnitor, any other Person nor against the collateral for the Loan. In the event any proceeding, action, petition or filing under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts pertaining to Borrower or Indemnitor shall be filed by, consented to or acquiesced in by Borrower or Indemnitor or any Affiliate of either of them, or if Borrower or Indemnitor or any Affiliate of either of them shall institute any proceeding for Borrower’s or Indemnitor’s dissolution or liquidation, or shall make an assignment for the benefit of creditors of Borrower or Indemnitor, Indemnitor shall be fully liable for all sums due pursuant to the Loan Documents. If the obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, Indemnitor shall remain liable for all remaining obligations guaranteed hereby, even though any rights which Indemnitor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

2. Indemnification Procedures.

(a) If any action, proceeding, litigation, claim, loss, liability or other Cost shall be brought or asserted against Lender for any matter which Lender is indemnified hereunder (each, a “Claim”), Lender shall promptly notify Indemnitor in writing thereof and Indemnitor shall promptly assume the defense thereof, including, without limitation, the employment of counsel reasonably acceptable to Lender and the negotiation of any settlement. Lender shall have the right, at the expense of Indemnitor (which expense shall be included in Costs), if Indemnitors do not fully defend such Claim as required by the preceding sentence or if Lender reasonably believes that joint representation presents a conflict of interest, to employ separate counsel in connection with any Claim and to participate in the defense thereof. In the event Indemnitor shall fail to discharge or undertake to defend Lender against any Claim, such failure shall constitute an Event of Default and Lender may, at its sole election, defend or settle such Claim and the amount of Indemnitor’s liability hereunder shall include the settlement consideration and all other Costs, which shall be paid by Indemnitor as hereinafter provided.

(b) Indemnitor shall not, without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, settle or compromise any Claim in any manner or consent to the entry of any judgment (i) in which the claimant or plaintiff does not unconditionally release Lender from all liability in respect of such Claim and obtain a dismissal of such Claim with prejudice; or (ii) that may materially adversely affect Lender (as reasonably determined by Lender) or obligate Lender to pay any sum or perform any obligation. Any release of Lender shall be in writing and shall be in form, scope and substance reasonably satisfactory to Lender.

(c) Indemnitor shall pay to Lender any and all Costs within twenty (20) days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. All Costs shall be immediately reimbursable to Lender, without any requirement of waiting for the ultimate outcome of any Claim. Any Costs not paid within the aforementioned twenty (20) day period shall bear interest at the Default Rate from the date incurred until the date paid in full.

3. Reinstatement of Obligations. If at any time all or any part of any payment received by Lender pursuant to this Agreement shall be rescinded or returned for any reason whatsoever including, without limitation, the insolvency, bankruptcy or reorganization of Indemnitor or Borrower, then the obligations of Indemnitor hereunder shall, to the extent of such rescinded or returned payment, be reinstated and shall continue as though such previous payment received by Lender had never occurred.

4. Waivers by Indemnitor. To the extent permitted by law, Indemnitor hereby waives and agrees not to assert or take advantage of:

(a) Any right to require Lender (i) to proceed against Borrower or any other Person, (ii) to proceed against or exhaust any security held by Lender at any time or (iii) to pursue any other remedy in Lender’s power or under any other agreement, in any case, before proceeding against Indemnitor hereunder;

(b) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person;

(c) Demand, presentment for payment, protest and notice of protest, demand, dishonor and nonpayment and all other notices except as expressly required in the Loan Documents including, without limitation, notice of new or additional indebtedness or obligations or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or of Indemnitor or on the part of any other Person whomsoever under this Agreement or any other Loan Document;

(d) Any defense based upon an election of remedies, splitting a cause of action or merger of judgments by Lender;

(e) Any right or claim of right to cause a marshaling of the assets of Indemnitor;

(f) [Intentionally Omitted]

(g) Any duty on the part of Lender to disclose to Indemnitor any facts Lender may now or hereafter know about Borrower or the Property, regardless of whether Lender (i) has reason to believe that any such facts materially increase the risk beyond that which Indemnitor intends to assume, (ii) has reason to believe that such facts are unknown to Indemnitor or (iii) has a reasonable opportunity to communicate such facts to Indemnitor, it being understood and agreed that Indemnitor is fully responsible for being and keeping informed of the financial condition of Borrower, the financial and physical condition of the Property and all other circumstances bearing on the risk that liability may be incurred by Indemnitor hereunder;

(h) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(i) Intentionally omitted;

(j) Any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(k) Any claim that the automatic stay provided by 11 U.S.C. § 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now existing or hereafter acquired, which Lender may have against Indemnitor, the Borrower or the collateral for the Loan;

(l) Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

(m) Any action, occurrence, event or matter consented to by Indemnitor under Section 5(h) hereof, under any other provision hereof, or otherwise.

Indemnitor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Indemnitor shall not seek or cause Borrower or any other Person to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Indemnitor or the collateral for the Loan by virtue of this Agreement or otherwise.

5. General Provisions.

(a) Rules of Construction. This Agreement is governed by and incorporates by reference the Rules of Construction set forth in Article XV of the Mortgage, which shall have the same force and effect as if fully set forth herein.

(b) Fully Recourse. Notwithstanding any provision of any other Loan Document to the contrary, all of the terms and provisions of this Agreement are recourse obligations of Indemnitor and not restricted by any limitation on personal liability.

(c) Reliance. Indemnitor acknowledges that Lender would not make the Loan to Borrower without being able to rely upon the covenants and obligations of Indemnitor set forth herein. Accordingly, Indemnitor intentionally and unconditionally enters into this Agreement.

(d) Survival. To the fullest extent permitted by law, this Agreement shall be deemed to be continuing in nature and remain in full force and effect and survive the exercise of any remedy by Lender under the Mortgage or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof.

(e) Subordination; No Recourse Against Lender. Until the Debt (as defined in the Mortgage) is indefeasibly paid in full, Indemnitor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Indemnitor to all indebtedness of Borrower to Lender. Until the Debt (as defined in the Mortgage) is indefeasibly paid in full, Indemnitor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Indemnitor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loan (other than receipt of limited liability company distributions in accordance with the terms of the Borrower’s organizational documents and after payment of debt service and reserves due under the Loan Documents and the operating expenses of the Property) until the date that is one year plus one day after the repayment in full of the Loan.

(f) Financial Statements. Indemnitor hereby agrees to furnish Lender promptly upon demand by Lender following the occurrence of an Event of Default current and dated financial statements detailing the assets and liabilities of Indemnitor, certified by Indemnitor, in form and substance acceptable to Lender. Indemnitor hereby warrants and represents to Lender that any and all balance sheets, net worth statements and other financial data which have been or may be given to Lender with respect to Indemnitor did or will at the time of such delivery fairly and accurately present the financial condition of Indemnitor. Notwithstanding the foregoing, for so long as Indemnitor is a publicly-traded company that files financial statements that are generally available to the public, Indemnitor shall not be bound by the provisions of this Section 5(f).

(g) Nature of Obligations. The obligations of Indemnitor hereunder are independent of the obligations of Borrower. In the event of any default hereunder, a separate action or actions may be brought and prosecuted against Indemnitor whether or not Indemnitor is the alter ego of Borrower and whether or not Borrower is joined therein or a separate action or actions are brought against Borrower. Lender’s rights hereunder shall not be exhausted until all of the obligations of Indemnitor hereunder have been fully paid and performed.

(h) No Limitation on Liability. Indemnitor hereby consents and agrees that any of the following may occur from time to time, without notice or consideration to, or consent of, Indemnitor, and the liability of Indemnitor hereunder shall remain unconditional and absolute and shall in no way be impaired or limited by reason thereof:

(i) any extension of time for performance required by any of the Loan Documents or otherwise granted by Lender or any extension or renewal of the Note;

(ii) any sale, assignment or foreclosure of the Note, the Mortgage or any of the other Loan Documents or any sale or transfer of the Property;

(iii) any change in the composition of Borrower, including, without limitation, the voluntary or involuntary withdrawal or removal of Indemnitor from any current or future position of ownership, management or control of Borrower;

(iv) any representations and warranties made by Indemnitor herein or by Borrower in any of the Loan Documents;

(v) the release of Borrower or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise;

(vi) the release or substitution in whole or in part of any security for the Loan;

(vii) Lender’s failure to record the Mortgage or to file any financing statement (or Lender’s improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan;

(viii) the modification of the terms of any one or more of the Loan Documents; or

(ix) the taking or failure to take any action of any type whatsoever. Nothing contained in this Section shall be construed to require Lender to take or refrain from taking any action referred to herein.

(i) Representations. Indemnitor represents and warrants that there is no bankruptcy, reorganization or insolvency proceeding pending or, to its knowledge, threatened against it.

(j) Enforcement. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance.

(k) Professionals’ Fees. In the event it is necessary for Lender to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion hereof, Indemnitor agrees to pay to Lender any and all costs and expenses, including, without limitation, reasonable attorneys’ and consultants’ fees and disbursements, incurred by Lender as a result thereof and all such amounts shall be included in Costs; provided, however, that if a court of competent jurisdiction makes a final and conclusive determination wholly in favor of Indemnitor (i.e., that Indemnitor has no liability under this Agreement) then Indemnitor shall not be obligated to pay such costs and expenses of Lender.

(l) Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified or guaranteed by Indemnitor hereunder. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time and no action hereunder shall preclude any subsequent action.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Indemnitor has executed this Agreement as of the day and year first above written.

XM SATELLITE RADIO HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title: